Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:
Ken Owen, Chief Financial Officer
ir@oiltankingpartners.com
(855) 866-6458

Jack Lascar / jlascar@drg-l.com
Lisa Elliott / lelliott@drg-l.com
DRG&L / 713-529-6600

OILTANKING PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE FIRST QUARTER 2012

HOUSTON — May 9, 2012 — Oiltanking Partners, L.P. (NYSE: OILT) (the “Partnership”) today reported first quarter 2012 net income of $15.9 million, or $0.40 per unit on a basic and diluted basis, compared to first quarter 2011 net income of $7.6 million. Adjusted EBITDA increased 21% to $20.2 million for the first quarter of 2012, compared to $16.7 million for the first quarter of 2011. Adjusted EBITDA, which is a financial measure that is not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), is defined and reconciled to net income below.

The Partnership’s overall operating results for the first quarter of 2012 improved compared to the prior year period primarily due to higher storage and throughput volumes generating increased service fees, and higher ancillary service fees, slightly offset by higher operating expenses. Revenues increased approximately $4.3 million, or 14.5%, to $34.3 million during the 2012 quarter, mainly attributable to additional revenues from the new storage capacity placed into service in December 2011 and an escalation in storage fees, resulting in an increase in revenue of $2.4 million, higher throughput fees of $0.3 million and an increase in ancillary services fees of $1.6 million, approximately $1.4 million of which relates to revenue from a pipeline-related construction project for a customer that was completed and realized during the quarter.

Operating expenses during the first quarter of 2012 increased approximately $1.2 million as compared to the same period during the prior year, primarily due to expenses associated with the construction project mentioned above. The increased operating expenses for the quarter were partially offset by lower power and fuel costs and repairs and maintenance costs. Selling, general and administrative expenses decreased approximately $0.3 million. Interest expense declined approximately $2.1 million for the period as compared to the first quarter of 2011 due to a lower level of outstanding borrowings. Income tax expense was reduced by approximately $2.7 million due to the conversion to a non-taxable entity in connection with the Partnership’s initial public offering.

“We are pleased to report record results for the first quarter as the Partnership saw the positive impact of an additional 655,000 barrels of storage capacity that was put into service in mid-December and increased throughput during the quarter,” said Carlin Conner, Chairman, President and Chief Executive Officer of the Partnership’s general partner. “With the increasing need for crude oil storage by Gulf Coast refineries, oil producers and oil traders, we are excited to be bringing on substantial additional crude oil storage capacity and pipeline connectivity over the next several years to address this growing demand.”

“Since the completion of our initial public offering in July of 2011, we have announced over $200 million of organic growth projects to significantly expand our pipeline connectivity, flexibility and capacity, and acquire nearby land to support our announced expansions, which we believe will further position us for growth. Our confidence in future growth opportunities continues to build as our existing customer base and prospective new customers demonstrate support for these expansion plans with long-term contracts and strong interest in making future commitments. We also remain active in evaluating acquisition opportunities to further position us for growth,” added Conner.

Business Highlights
During the first quarter of 2012, the board of directors approved an additional $11.0 million of spending to extend the previously announced pipeline expansion project into a third party terminal in Houston. This connection will enable the Partnership’s pipeline system and Houston terminal to receive additional crude oil from the Eagle Ford shale and the Mid-Continent.

In April 2012, the Partnership announced an approximately $104.0 million expansion project to construct 3.2 million barrels of new crude oil storage capacity. The project includes the purchase of 95 acres of land near the Partnership’s Houston terminal on which the new capacity will be located. Also in April 2012, the Partnership placed an additional 390,000 barrels of storage capacity into service.

Once complete, the above mentioned projects, coupled with the one million barrel capacity expansion announced in November 2011, will bring total active storage capacity at the Partnership to approximately 22 million barrels by the end of 2013.

On April 23, 2012, the Partnership declared a cash distribution of $0.35 per unit, or $1.40 per unit on an annualized basis, for all of its outstanding limited partner units. The $13.9 million cash distribution will be paid on May 14, 2012 to all unitholders of record as of May 3, 2012. Distributable cash flow for the first quarter of 2012 provided distribution coverage of 1.38 times the amount needed for the Partnership to fund the quarterly distribution to both the general and limited partners. Distributable cash flow and distribution coverage ratio, which are non-GAAP financial measures, are defined and reconciled to net income below.

Conference Call
The Partnership will hold a conference call to discuss its first quarter 2012 financial results on May 10, 2012 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). To participate in the call, dial (480) 629-9645 and ask for the Oiltanking call ten minutes prior to the start time, or access it live over the internet at www.oiltankingpartners.com on the “Investor Relations” page of the Partnership’s website.

A replay of the audio webcast will be available shortly after the call on the Partnership’s website. A telephonic replay will be available through May 17, 2012 by calling (303) 590-3030 and using the pass code 4532652#.

Oiltanking Partners is a master limited partnership engaged in independent storage and transportation of crude oil, refined petroleum products and liquefied petroleum gas. We provide our services to a variety of customers, including major integrated oil companies, distributors, marketers and chemical and petrochemical companies. Our assets are located along the Gulf Coast of the United States. For more information, visit www.oiltankingpartners.com.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the Partnership’s current expectations, opinions, views or beliefs with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: adverse economic or market conditions, changes in demand for the products that we handle or for our services, increased competition, changes in the availability and cost of capital, operating hazards and the effects of existing and future government regulations. These and other significant risks and uncertainties are described more fully in the Partnership’s filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www. sec.gov. The Partnership has no obligation and, except as required by law, does not undertake any obligation, to update or revise these statements or provide any other information relating to such statements.

Use of Non-GAAP Financial Measures
This news release and the accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA, distributable cash flow and distribution coverage ratio, which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Adjusted EBITDA, distributable cash flow and distribution coverage ratio are presented because management believes they provide additional information and metrics relative to the performance of our business, such as the cash distributions we expect to pay to our unitholders. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Partnership from period to period and to compare it with the performance of other publicly traded partnerships within the industry. You should not consider Adjusted EBITDA, distributable cash flow and distribution coverage ratio in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Because Adjusted EBITDA, distributable cash flow and distribution coverage ratio may be defined differently by other companies in the Partnership’s industry, the Partnership’s presentation of Adjusted EBITDA, distributable cash flow and distribution coverage ratio may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

The Partnership defines Adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit) and depreciation and amortization expense, as further adjusted to exclude certain other non-cash and non-recurring items, including gains and losses on disposals of fixed assets and property casualty indemnification. Adjusted EBITDA is not a presentation made in accordance with GAAP. Adjusted EBITDA is a non-GAAP supplemental financial performance measure that management and external users of the consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the Partnership’s financial performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods, and (ii) the viability of proposed projects and acquisitions and determine overall rates of returns on investment in various opportunities. The GAAP measure most directly comparable to Adjusted EBITDA is net income. Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income.

Distributable cash flow, which is a financial measure included in the schedules to this press release, is another non-GAAP financial measure used by the Partnership’s management. The Partnership defines distributable cash flow as the Partnership’s net income before (i) depreciation and amortization expense; (ii) gains or losses on disposal of fixed assets and property casualty indemnification; (iii) other (income) expense; and (iv) income tax expense; less maintenance capital expenditures. The Partnership’s management believes that distributable cash flow is useful to investors because it removes non-cash items from net income and provides a clearer picture of the Partnership’s cash available for distribution to its unitholders.

The Partnership defines distribution coverage ratio for any given period as the ratio of distributable cash flow during such period to the total quarterly distribution payable to all common and subordinated unitholders and the general partner interest.

Adjusted EBITDA, distributable cash flow and distribution coverage ratio should not be considered alternatives to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP.

The Partnership believes that investors benefit from having access to the same financial measures used by its management. Further, the Partnership believes that these measures are useful to investors because they are one of the bases for comparing the Partnership’s operating and financial performance with that of other companies with similar operations, although the Partnership’s measures may not be directly comparable to similar measures used by other companies. Please see the attached reconciliations of Adjusted EBITDA, distributable cash flow and distribution coverage ratio, to net income.

— Tables to Follow —

OILTANKING PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per unit data)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Revenues	$34,286	$29,955
Costs and expenses:
Operating	9,627	8,424
Selling, general and administrative	4,488	4,792
Depreciation and amortization	3,966	3,875
Loss on disposal of fixed assets	13	544
Gain on property casualty indemnification	—	(247)
Total costs and expenses	18,094	17,388
Operating income	16,192	12,567
Other income (expense):
Interest expense	(207)	(2,279)
Interest income	20	15
Other income	14	96
Total other expense, net	(173)	(2,168)
Income before income tax expense	16,019	10,399
Income tax expense	(80)	(2,779)
Net income	$15,939	$7,620

Allocation of net income to partners:
Net income allocated to general partner	$387
Net income allocated to common unitholders	$7,776
Net income allocated to subordinated unitholders	$7,776

Earnings per limited partner unit:
Common unit (basic and diluted)	$0.40
Subordinated unit (basic and diluted)	$0.40

Weighted average number of limited partner units outstanding:
Common units (basic and diluted)	19,450
Subordinated units (basic and diluted)	19,450

OILTANKING PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except unit amounts)
(Unaudited)

	March 31, 2012	December 31, 2011
Assets:
Current assets:
Cash and cash equivalents	$11,372	$23,836
Receivables:
Trade	8,100	5,613
Affiliates	3,867	3,751
Other	6	261
Note receivable, affiliate	17,000	15,300
Prepaid expenses and other	624	1,352
Total current assets	40,969	50,113
Property, plant and equipment, net	274,655	271,644
Other assets, net	246	278
Total assets	$315,870	$322,035
Liabilities and partners’ capital:
Current liabilities:
Accounts payable and accrued expenses	$7,860	$13,582
Current maturities of long-term debt, affiliate	2,500	2,500
Accounts payable, affiliates	1,634	3,681
Federal income taxes due to parent	1,210	1,210
Total current liabilities	13,204	20,973
Long-term debt, affiliate, less current maturities	17,500	18,300
Deferred revenue	2,876	2,915
Total liabilities	33,580	42,188
Commitments and contingencies
Partners’ capital:
Common units (19,449,901 units issued and outstanding at March 31, 2012 and December 31, 2011)	246,477	245,314
Subordinated units (19,449,901 units issued and outstanding at March 31, 2012 and December 31, 2011)	34,655	33,492
General partner’s interests	1,158	1,041
Total partners’ capital	282,290	279,847
Total liabilities and partners’ capital	$315,870	$322,035

OILTANKING PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income	$15,939	$7,620
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,966	3,875
Deferred income tax benefit	—	(435)
Postretirement net periodic benefit cost	—	443
Unrealized loss on investment in mutual funds	—	5
Increase in cash surrender value of life insurance policies	—	(18)
Loss on disposal of fixed assets	13	544
Gain on property casualty indemnification	—	(247)
Amortization of deferred financing costs	31	—
Changes in assets and liabilities:
Trade and other receivables	(2,232)	2,021
Refundable income taxes	—	3,143
Prepaid expenses and other assets	729	822
Accounts receivable/payable, affiliates	(1,985)	(1,102)
Accounts payable and accrued expenses	(5,317)	(7,137)
Deferred compensation	—	320
Deferred revenue	(444)	(240)
Total adjustments from operating activities	(5,239)	1,994
Net cash provided by operating activities	10,700	9,614
Cash flows from investing activities:
Issuance of notes receivable, affiliate	(16,000)	—
Collections of notes receivable, affiliate	14,300	—
Payments for purchase of property, plant and equipment	(6,990)	(4,205)
Payment for disposal of assets	—	(544)
Proceeds from property casualty indemnification	—	247
Payments for purchase of mutual funds	—	(488)
Investment in life insurance policies	—	(1,328)
Proceeds from sale of mutual funds	—	1,816
Net cash used in investing activities	(8,690)	(4,502)
Cash flows from financing activities:
Payments under notes payable, affiliate	(800)	(4,500)
Payment of offering costs	—	(475)
Distributions paid to partners	(13,674)	(2,000)
Net cash used in financing activities	(14,474)	(6,975)
Net decrease in cash and cash equivalents	(12,464)	(1,863)
Cash and cash equivalents — Beginning of period	23,836	8,746
Cash and cash equivalents — End of period	$11,372	$6,883

OILTANKING PARTNERS, L.P.
SELECTED OPERATING DATA
(Unaudited)

Operating data:

	Three Months Ended
	March 31,
	2012	2011
Storage capacity, end of period (mmbbls) (1)	17.3	16.8
Storage capacity, average (mmbbls)	17.3	16.8
Terminal throughput (mbpd) (2)	846.2	822.1
Vessels per period	229	211
Barges per period	773	646
Trucks per period (3)	2,751	—
Rail cars per period (4)	2,288	—
________________

(1)	Represents million barrels (“mmbbls”).

(2)	Represents thousands of barrels per day (“mbpd”).

(3)	Beginning in June 2011, one of our customers began unloading product by truck.

(4)	Beginning in November 2011, one of our customers began unloading product by rail car.

Revenues by service category:
(In thousands)
	Three Months Ended
	March 31,
	2012	2011

Storage service fees	$24,294	$21,883
Throughput fees	6,881	6,593
Ancillary service fees	3,111	1,479
Total revenues	$34,286	$29,955

OILTANKING PARTNERS, L.P.
SELECTED FINANCIAL DATA
Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2012		2011

Reconciliation of Adjusted EBITDA from net income:
Net income	$15,939		$7,620
Depreciation and amortization	3,966		3,875
Income tax expense	80		2,779
Interest expense, net	187		2,264
Loss on disposal of fixed assets	13		544
Gain on property casualty indemnification	—		(247)
Other income	(14)		(96)
Adjusted EBITDA	$20,171		$16,739

Distributable cash flow:
Net income	$15,939
Depreciation and amortization	3,966
Loss on disposal of fixed assets	13
Other income	(14)
Maintenance capital expenditures	(755)
Distributable cash flow	$19,149

Cash distribution (1)	$13,892

Distribution coverage ratio	1.38	x
_____________
(1) Cash distribution represents the distribution of $0.35 per unit declared on April 23, 2012 attributable to the first quarter of 2012, to be paid on May 14, 2012.

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